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ANNEX B

ASIA AUTOMOTIVE ACQUISITION CORPORATION

KEY EMPLOYEES EMPLOYMENT AGREEMENT

This KEY EMPLOYEES EMPLOYMENT AGREEMENT (the "Agreement"), is entered into as of July 24, 2007 by and between ASIA AUTOMOTIVE ACQUISITION CORPORATION, a US public company (the "Company") and the selected executives and employees (hereinafter referred to as "Key Employees" collectively or "Key Employee" as individual, the names of such Key Employees are attached as Exhibit A of this Agreement; collectively, the "Parties").

RECITALS

The Company desires to retain and employ the Key Employees listed in Exhibit A and to assure itself of the services of the Key Employees for the Period of Employment (as defined below). The Key Employees desire to be retained and employed by the Company for the Period of Employment and upon the terms and conditions of this Agreement.

AGREEMENT

ACCORDINGLY, the Parties agree as follows:

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1. Consideration. The Company will issue to the Key Employees in Hunan Tongxin,
4,500,000 shares of the new company. These shares will be issued unconditional after the close of the transaction between AAAC and Hunan Tongxin. In addition, if the company calls the 5,000,000 outstanding warrants for redemption from the current holders of AAAC warrants (AAACW), the Company shall issue 2,000,000 shares of the Company's common stock to the Key Employees, listed on attachment A with no consideration paid by Key Employees.


2. Term of Employment. The Company shall employ the Key Employees to render services to the Company in the position and with the duties and responsibilities described in Section 2 from the date of this Agreement until the business transaction between Hunan Tongxin and AAAC has been consummated (the "Period of Employment"), unless the Period of Employment is terminated sooner in accordance with Section 4 or 5 below or extended upon mutual agreement of the Parties.
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3. Position, Duties, Responsibilities.

3.1 Position. The Key Employees shall render services to the Company in the position as designated by the Chief Executive Officer of the Company and shall perform all services appropriate to that position as well as such other services as may reasonably be assigned by the Company, including giving due consideration to serving in HUNAN TX ENTERPRISE CO., LTD., after the consummation of the business combination between Hunan Tongxin and AAAC. Hunan TX Enterprise Co. will become a wholly owned subsidiary of the new Company established in the People's Republic of China (the "PRC")("TX China"). Each key Employee's principal place of employment shall be at any location in the PRC decided by the board of directors of the Company. Each of the Key Employees shall devote his/her best efforts and full-time attention to the performance of his/her duties. The Key Employees shall report to the Chief Executive Officer of the Company.

3.2 Other Activities. Except upon the prior written consent of the board of directors of the Company, the Key Employees shall not (i) accept any other employment (except for academic employment, position in industrial or professional associations, non-executive director of other companies which do not compete with the Company's business provided that such other companies or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be in conflict with, or that might place the Key Employees in a conflicting position to that of the Company or (iii) act as the legal representative or an executive officer of another company within or outside the PRC.

3.3 Execution of TX China Employment Agreement. The Key Employees shall upon request of the Company execute an employment agreement (the "TX China Employment Agreement") with TX China in accordance with PRC laws and regulations, in the form substantially identical to this Agreement except for adjustments or alterations required to comply with the relevant laws and regulations of the PRC.
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4. Compensation. The employees listed on attachment A will continue to receive their current salary and benefits that they currently receive. The salary and welfare provided respectively in the TX China Employment Agreement and this Agreement shall not be cumulative.

4.2 By Death. The Key Employee's employment shall terminate
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automatically upon the Key Employee's death. The Company shall pay to the Key
Employee's beneficiaries or estate, as appropriate, any compensation then due and owing under Section 3 hereof to which the Key Employee is entitled up through the date of termination, subject to any other rights or remedies of the Company under law, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this section shall affect any entitlement of the Key Employee's heirs or devisees to the benefits of any life insurance plan or other applicable benefits, if any.

4.3 By Disability. If the Key Employee is unable to carry out the responsibilities and functions of the position held by the Key Employee by reason of any physical or mental impairment for more than ninety (90) consecutive days or more than one hundred twenty (120) days in any twelve-month period, then, to the extent permitted by law, the Company may terminate the Key Employee's employment. The Company shall pay to the Key Employee all compensation prescribed under Section 3 hereof to which the Key Employee is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this section shall affect the Key Employee's rights under any disability plan in which the Key Employee is a participant, if any.

5. Termination by Key Employee.

5.1 Termination by Key Employee other than for Good Reason. The Key Employee may terminate employment with the Company at any time for any reason or no reason at all, upon three (3) months' advance written notice. During such notice period the Key

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Employee shall continue to diligently perform all of the Key Employee's duties hereunder. The Company shall have the option, in its sole discretion, to make the Key Employee's termination effective at any time prior to the end of such notice period as long as the Company pays the Key Employee all compensation under Section 3 hereof to which the Key Employee is entitled up through the last day of the three (3) months' notice period. Thereafter all obligations of the Company shall cease.

5.2 Termination for Good Reason after Change in Control. The Key Employee's termination shall be for Good Reason (as defined below) if the Key Employee provides written notice to the Company of the Good Reason within three (3) months of the event constituting Good Reason and provides the Company with a period of twenty (20) days to cure the Good Reason and the Company fails to cure the Good Reason within that period. For purposes of this Agreement, "Good Reason" shall mean any of the following events if (i) the event is effected by the Company without the consent of the Key Employee and (ii) such event occurs within three (3) months after a Change in Control (as hereinafter defined): (A) a change in the Key Employee's position with the Company which materially reduces the Key Employee's level of responsibility; or (B) a relocation of the Key Employee's principal place of employment by more than one hundred kilometers. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred when: (i) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto holding fifty percent (50%) or more of the outstanding voting securities of the Company or the surviving entity immediately after such

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merger or consolidation; or (ii) the shareholders of the Company approve either a plan of liquidation or dissolution of the Company or an agreement for the sale, lease, exchange or other transfer or disposition by the Company of fifty-percent (50%) or more of the Company's assets.

6. Termination Obligations.

The Company agrees that its obligation to pay the consideration to the Key Employee will not be affected in anyhow no matter this Agreement is terminated for any reason as stated in Section 4 and 5 above.

The Key Employee agrees that on or before termination of employment, he will promptly return to the Company all documents and materials of any nature pertaining to his/her work with the Company, including all originals and copies of all or any part of any Proprietary Information or Inventions (as defined below) along with any and all equipment and other tangible and intangible property of the Company. The Key Employee agrees not to retain any documents or materials or copies thereof containing any Proprietary Information or Inventions.

The Key Employee further agrees that: (i) all representations, warranties, and obligations under Articles 6, 7, 8, 12, 14.1, 14.2 and 14.3 contained in this Agreement shall survive the termination of the Period of Employment; (ii) the Key Employee's representations, warranties and obligations under Articles 6, 7, 8, 12, 14.1, 14.2 and 14.3 shall also survive the expiration of this Agreement; and (iii) following any termination of the Period of Employment, the Key Employee shall fully

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cooperate with the Company in all matters relating to his/her continuing obligations under this Agreement, including but not limited to the winding up of pending work on behalf of the Company, the orderly transfer of work to the other employees of the Company, and the defense of any action brought by any third party against the Company that relates in any way to the Key Employee's acts or omissions while employed by the Company. The Key Employee also agrees to sign and deliver the Termination Certificate attached hereto as Exhibit C prior to his/her termination of employment with the Company.

7. Post-Termination Activity.

7.1 No Use of Proprietary Information. The Key Employee acknowledges that the pursuit of the activities forbidden by this subsection would necessarily involve the use or disclosure of Proprietary Information in breach of this Agreement, but that proof of such a breach would be extremely difficult. To forestall such disclosure, use, and breach, and in consideration of the employment under this Agreement, the Key Employee also agrees that while employed by the Company, and for a period of three (3) years after termination of the Key Employee's employment, the Key Employee shall not, directly or indirectly:

(i) divert or attempt to divert from the Company or any Affiliate ("Affiliate" shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such entity. For the purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person,

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whether through the ownership of voting securities, by contract or otherwise, and includes (x) ownership directly or indirectly of 50% or more of the shares in issue or other equity interests of such person, (y) possession directly or indirectly of 50% or more of the voting power of such person or (z) the power directly or indirectly to appoint a majority of the members of the board of directors or similar governing body of such person, and the terms "controlling" and "controlled" have meanings correlative to the foregoing) any business of any kind in which it is engaged, including, without limitation, soliciting business from or performing services for, any persons, company or other entity which at any time during the Key Employee's employment by the Company is a client, supplier, or customer of the Company or prospective client, supplier, or customer of the Company if such business or services are of the same general character as those engaged in or performed by the Company;

(ii) solicit or otherwise induce any person to terminate his/her employment or consulting relationship with the Company or any Affiliate; and

(iii) engage, invest or assist in any business activity that directly or indirectly competes with the business or future business plans of the Company or any Affiliate.

In addition, because the Key Employee acknowledges the difficulty of establishing when any intellectual property, invention, or proprietary information is first conceived or developed by the Key Employee, or whether it results from access to Proprietary Information or the Company equipment, supplies, facilities, or data, the Key Employee agrees that any intellectual

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property, invention, or proprietary information shall be reported to the Company and, unless proven otherwise to the reasonable satisfaction of the Company, shall be presumed to be an Invention for the purpose of this Agreement and shall be subject to all terms and conditions hereof, if reduced to practice by the Key Employee or with the aid of the Key Employee within two (2) years after termination of the Period of Employment.

7.2 No Competition. Notwithstanding Section 7.1 above, while employed by the Company and for a period of three (3) years after the termination of the Key Employee's employment with the Company for any reason whatsoever, the Key Employee shall not, directly or indirectly, as an Key Employee, employer, employee, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in any business within the PRC that is competitive with the business of the Company or any Affiliate, except if this Agreement expires, then a period of three (3) years shall apply. Notwithstanding the foregoing, the Key Employee may own less than one percent (10%) of any class of stock or security of any corporation listed on an internationally recognized securities exchange which competes with the Company.

7.3 Enforceability. The covenants of this Article 7 are several and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Article 7 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, then this Agreement shall

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automatically be considered to have been amended and revised to reflect the maximum time period or geographic area that such court deems enforceable.

7.4 Independent Covenants. All of the covenants in this Article 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Key Employee against the Company or any of its Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

8. Proprietary Information.

The Key Employee agrees during his/her employment with the Company and within three (3) years thereafter, to hold in strictest confidence and trust, and not to use or disclose to any person, firm or corporation any Proprietary Information without the prior written consent of the Company, except as necessary in carrying out his/her duties as an employee of the Company for the benefit of the Company. "Proprietary Information" means any information of a proprietary, confidential or secret nature that may be disclosed to the Key Employee that relates to the business of the Company or of any parent, subsidiary, Affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence ("Relevant Parties"). Such Proprietary Information includes, but is not limited to, Inventions, research, product plans, products, services, business strategies, personnel information, customer lists, customers, markets, technical information, forecasts, marketing, finances or other business information of the Company

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and its Affiliates. This information shall remain confidential whether it was disclosed to the Key Employee either directly or indirectly in writing, orally or by drawings or observation. The Key Employee understands that Proprietary Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of the Key Employee or others who were under confidentiality obligations as to the items involved.

9. Former Employer Information.

The Key Employee agrees that he will not, during his/her employment with the Company, improperly use or disclose any proprietary information or trade secrets, or bring onto the premises of the Company any unpublished document or proprietary information belonging to any former or concurrent employer (except TX China) or other person or entity.

10. Third Party Information.

The Key Employee recognizes that the Company has received and in the future will receive confidential or proprietary information from third Parties. The Key Employee agrees to hold all such confidential or proprietary information in the strictest confidence and trust, and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his/her work for the Company consistent with the Company's agreement with such third party.

11. No Conflict.

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The Key Employee represents and warrants that the Key Employee's execution of this Agreement, his/her employment with the Company, and the performance of his/her proposed duties under this Agreement shall not violate any obligations he may have to any former employer or other party, including any obligations with respect to proprietary or confidential information or intellectual property rights of such party.

12. Inventions.

12.1 Inventions Retained and Licensed. If the Key Employee has any inventions, original works of authorship, developments, improvements, and trade secrets which were made by the Key Employee prior to the Key Employee's employment with the Company ("Prior Inventions"), which belong to the Key Employee, and which relate to the Company's actual and/or proposed business, products or research and development. If, in the course of his/her employment with the Company, the Key Employee incorporates into a Company product, process or machine a Prior Invention owned by the Key Employee or in which the Key Employee has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

12.2 Assignment of Inventions. The Key Employee agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby irrevocably assign to the Company, or its designee, all the Key Employee's right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts,

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improvements, designs, drawings, discoveries, ideas, formulas, processes, compositions of matter, software, databases, mask works, computer programs (including all source codes) and related documentation, algorithms, engineering and reverse engineering, technology, hardware configuration information, logos, trade names, trademarks, patents, patent applications, copyrights, trade secrets or know-how, which the Key Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice ("Inventions"), while the Key Employee is employed by the Company. The Key Employee further acknowledges that all original works of authorship which are made by the Key Employee (solely or jointly with others) within the scope of and during his/her employment with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act and that the Company will be considered the author and owner of such works. The Key Employee understands and agrees that the decision whether or not to commercialize or market any Invention developed by the Key Employee solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to the Key Employee as a result of the Company's efforts to commercialize or market any such Invention.

12.3 Waiver of Moral Rights. To the utmost extent legally permitted, the Key Employee also hereby forever waives and agrees never to assert any and all Moral Rights (as defined below) he may have in or with respect to any Invention, even after termination of his/her work on behalf of the Company. "Moral Rights" mean any rights to claim authorship of an Invention to object to or prevent the modification of any Invention, or to withdraw from circulation

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or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

12.4 Maintenance of Records. The Key Employee agrees to keep and maintain adequate and current written records of all Inventions made by the Key Employee (solely or jointly with others) during the Key Employee's employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be provided to, and remain the sole property of, the Company at all times.

12.5 Patent and Copyright Registrations. The Key Employee agrees to assist the Company, or its designee, at the Company's expense, in every proper way, to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights, trade secret rights or other intellectual property rights relating thereto in any and all countries. The Key Employee will disclose to the Company all pertinent information and data which the Company deems necessary for the execution of all applications, specifications, oaths, assignments and execute all instruments necessary to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees, the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto. The Key Employee further agrees that the Key Employee's obligation to execute or cause to be executed, when it is in the Key Employee

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power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable, because of the Key Employee's mental or physical incapacity or for any other reason, to secure his/her signature to apply for or to pursue any application for any patents or copyright registrations covering the Inventions assigned to the Company as above, then the Key Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his/her agent and attorney in fact, to act for and in the Key Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters, patent or copyright registrations thereon with the same legal force and effect as if executed by the Key Employee.

13. Alternative Dispute Resolution.

The Company and Key Employee mutually agree that any controversy or claim arising out of or relating to this Agreement or the breach thereof, or any other dispute between the Parties, shall be submitted to mediation before a mutually agreeable mediator, which cost is to be borne equally by the Parties hereto. In the event the Parties fail to agree on a mediator, or mediation is unsuccessful in resolving the claim or controversy within one (1) month after the commencement of mediation, such claim or controversy shall be resolved by litigation in the competent court.

14. Miscellaneous.

14.1 Continuing Obligations. The obligations in this

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Agreement will continue in the event that the Key Employee is hired, renders services to or for the benefit of or is otherwise retained at any time by any present or future Affiliates of the Company. Any reference to the Company in this Agreement will include such Affiliates. Upon the expiration or termination for any reason whatsoever of this Agreement, the Key Employee shall forthwith resign from any employment of office with an Affiliate of the Company unless the board of directors of the Company requests otherwise.

14.2 Notification. The Key Employee hereby authorizes the Company to notify his/her actual or future employers of the terms of this Agreement and his/her responsibilities hereunder.

14.3 Name and Likeness Rights. The Key Employee hereby authorizes the Company to use, reuse, and to grant others the right to use and reuse, his/her name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any media now known or hereafter developed (including but not limited to film, video and digital or other electronic media), both during and after his/her employment, for whatever purposes the Company deems necessary.

14.4 Injunctive Relief. The Key Employee understands that in the event of a breach or threatened breach of this Agreement by him, the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

14.5 Legal Fees. In any dispute arising under or in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees.

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14.6 Entire Agreement. This Agreement, including the exhibits attached hereto, is intended to be the final, complete, and exclusive statement regarding their subject matter, except for other agreements specifically referenced herein. Unless otherwise specifically provided for herein, this Agreement supersedes all other prior and contemporaneous agreements and statements pertaining to this subject matter, and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of the Company, now or in the future, apply to the Key Employee and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

14.7 Amendments, Renewals and Waivers. This Agreement may not be modified, amended, renewed or terminated except by an instrument in writing, signed by the Key Employee and by a duly authorized representative of the Company other than the Key Employee. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

14.8 Assignment; Successors and Assigns. The Key Employee agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall the Key Employee's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or

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delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest. In the event of a change in ownership or control of the Company, the terms of this Agreement will remain in effect and shall be binding upon any successor in interest. Notwithstanding and subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

14.9 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

To:                Asia Automotive Acquisition Corporation
Contact Address:   199 Pierce Street, Suite 202,Birmingham,
                   Michigan, 480009, USA

Attention:         Rudy Wilson
Facsimile Number:  248-203-9950

To:                Key Employees

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Contact Address:   Hunan TX Enterprise Co., Ltd.
                   Jiangbei Village, Changsha County, 410135, PRC
Attention:         Peng Weiwu
Facsimile Number:  86-731-6290047

14.10 Waiver of Immunity. To the extent that any Party (including its assignees of any such rights or obligations hereunder) may be entitled, in any jurisdiction, to claim for itself (or himself or herself) or its revenues or assets or properties, immunity from service of process, suit, the jurisdiction of any court, an interlocutory order or injunction or the enforcement of the same against its property in such court, attachment prior to judgment, attachment in aid of execution of an arbitral award or judgment (interlocutory or final) or any other legal process, and to the extent that, in any such jurisdiction there may be attributed such immunity (whether claimed or not), such Party hereby irrevocably waive such immunity.

14.11 Severability; Enforcement. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced (by blue-penciling or otherwise) to the maximum extent permissible under applicable law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

14.12 Governing Law. This Agreement shall in all respects be construed and enforced in accordance with and governed by the laws of the State of Delaware of the United States.

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14.13 Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular. References to one gender include both genders.

14.14 Obligations Survive Termination of Employment. The Key Employee agrees that any and all of the Key Employee's obligations under this Agreement capable of execution after the termination of the Key Employee's employment, including but not limited to those contained in exhibits attached hereto, shall survive the termination of employment and the termination of this Agreement.

14.15 Language. This Agreement is written in English and Chinese languages. Both versions shall be equally valid and binding.

14.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

KEY EMPLOYEE ACKNOWLEDGEMENT. The Key Employee acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his/her own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he has read and understands the Agreement, is fully

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aware of its legal effect, and has entered into it freely based on his/her own judgment. The Key Employee hereby agrees that his/her obligations set forth in Sections 7, 8, and 9 hereof and the definitions of Proprietary Information and Inventions contained therein shall be equally applicable to Proprietary Information and Inventions relating to any work performed by the Key Employee for the Company prior to the execution of this Agreement.

The Parties have duly executed this Agreement as of the date first written above.

COMPANY:

ASIA AUTOMOTIVE ACQUISITION CORPORATION


By: /s/ William R. Herren
    William R. Herren
    Chairman of the Board


By: /s/ Rudy Wilson
    Rudy Wilson
    Chief Executive Officer

EXHIBIT A

NAMES AND SIGNATURES OF KEY EMPLOYEES

EXHIBIT B

SHARES OF THE COMMON STOCK OF THE COMPANY TO BE RECEIVED BY EACH OF THE KEY EMPLOYEES
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EXHIBIT C

TERMINATION CERTIFICATE This is to certify that I have returned all personal property of AAAC (the "Company") and the Relevant Parties, including, without limitation, all source code listings, flowcharts, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, electronic data recorded or retrieved by any means, Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

I further certify that I have reviewed the Key Employee Employment Agreement (the "Agreement") signed by me and that I have complied with and will continue to comply with all of its terms, including, without limitation, (i) the reporting of any Inventions or any improvement, rights, or claims related to the foregoing, conceived or developed by me and covered by the Agreement; (ii) the preservation as confidential of all Proprietary Information pertaining to the Company and the Relevant Parties; (iii) not participating in any business competitive with the business of the Company; (iv) not acting as the legal representative or an executive officer of any other company within and outside the People's Republic of China, and (v) the reporting of any remuneration paid to me due to any employment or self- employment during the severance period, if any. This certificate in no way limits my responsibilities or the Company's rights under the Agreement.

On termination of my employment with the Company, I will be employed by [name of new employer] in the [division name] division and I will be working in connection with the following projects:

[generally describe the projects]

Date:

Key Employee's Name (Print)


Key Employee's Signature

                               AMENDMENT NUMBER 1

Whereas, ASIA AUTOMOTIVE ACQUISITION CORPORATION, HUNAN TX ENTERPRISE CO., LTD., and all the Shareholders of HUNAN TX ENTERPRISE CO., LTD. have entered into an Key Employees Employment Agreement as of July 24, 2007. After friendly negotiation, all Parities hereby agree to amend the Key Employees Employment Agreement on January 29, 2008, as follows:

In respect of Sections 1, 2, 3 and 4 inclusive the following changes are made:

1. Consideration. The Company will issue to the Key Employees in Hunan Tongxin, 4,500,000 shares of the new company. These shares will be issued unconditional after the close of the transaction between AAAC and Hunan Tongxin. In addition, if the company calls the 5,000,000 outstanding warrants for redemption from the current holders of AAAC warrants (AAACW), the Company shall issue 2,000,000 shares of the Company's common stock to the Key Employees, listed on attachment A with no consideration paid by Key Employees.

2. Term of Employment. The Company shall employ the Key Employees to render services to the Company in the position and with the duties and responsibilities described in Section 2 from the date of this Agreement until the business transaction between Hunan Tongxin and AAAC has been consummated (the "Period of Employment"), unless the Period of Employment is terminated sooner in accordance with Section 4 or 5 below or extended upon mutual agreement of the Parties.

3. Position, Duties, Responsibilities.

3.1 Position. The Key Employees shall render services to the Company in the position as designated by the Chief Executive Officer of the Company and shall perform all services appropriate to that position as well as such other services as may reasonably be assigned by the Company, including giving due consideration to serving in HUNAN TX ENTERPRISE CO., LTD., after the consummation of the business combination between Hunan Tongxin and AAAC. Hunan TX Enterprise Co. will become a wholly owned subsidiary of the new Company established in the People's Republic of China (the "PRC") ("TX China"). Each Key Employee's principal place of employment shall be at any location in the PRC decided by the board of directors of the Company. Each of the Key Employees shall devote his/her best efforts and full-time attention to the performance of his/her duties. The Key Employees shall report to the Chief Executive Officer of the Company.

3.2 Other Activities. Except upon the prior written consent of the board of directors of the Company, the Key Employees shall not (i) accept any other employment (except for academic employment, position in industrial or professional associations, non-executive director of other companies which do not compete with the Company's business provided that such other companies or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be in conflict with, or that might place the Key Employees in a conflicting position to that of the Company or (iii) act as the legal representative or an executive officer of another company within or outside the PRC.

3.3 Execution of TX China Employment Agreement. The Key Employees shall upon request of the Company execute an employment agreement (the "TX China Employment Agreement") with TX China in accordance with PRC laws and regulations, in the form substantially identical to this Agreement except for adjustments or alterations required to comply with the relevant laws and regulations of the PRC.

4. Compensation. The employees listed on attachment A will continue to receive their current salary and benefits that they currently receive. The salary and welfare provided respectively in the TX China Employment Agreement and this Agreement shall not be cumulative.

Except as specifically amended hereby, the provisions of the Key Employees Employment Agreement shall continue in full force and effect and be binding on each Party in accordance with its terms.

                                        ASIA AUTOMOTIVE ACQUISITION CORPORATION


Authorized Representative:              Authorized Representative
Title:                                  Title:
      ----------------------------            ----------------------------
Name:                                   Name:
     -----------------------------           -----------------------------

/s/ William R. Herren                   /s/ Rudy Wilson
----------------------------------      ----------------------------------



                                        HUNAN TX ENTERPRISE CO., LTD.
                                        (SEAL)

                                        Legal Representative:
                                        Name: Duanxiang Zhang

                                        /s/ Duanxiang Zhang
                                        ----------------------------------

                                        SHAREHOLDERS OF
                                        HUNAN TX ENTERPRISE CO., LTD.

                                        Authorized Representative:

                                        /s/ Weiwu Peng
                                        ---------------------------------